UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2026 (February 11, 2026)

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41903	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2026, T1 Energy Inc., a Delaware corporation (the “Company”) entered into a third amendment (the “Consulting Agreement Amendment No. 3”) to its consulting agreement dated May 14, 2021 with Mr. Peter Matrai, a director of the Company, pursuant to which he serves as a consultant to the Company (the “Consulting Agreement”). The Consulting Agreement Amendment No. 3 extends the term of the Consulting Agreement for an additional period of one (1) year, commencing on January 1, 2026 and expiring on December 31, 2026, unless terminated earlier in accordance with the terms of the Consulting Agreement. Capitalized terms used in this section of this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Consulting Agreement.

Under the terms of the Consulting Agreement Amendment No. 3, the consultant fee remitted to Mr. Matrai shall remain fixed at $30,000 per month. The Company reserves the right to reduce the consultant fee, provided that such decision is mandated by the Compensation Committee of the Board of Directors of the Company, in its sole discretion, as a general reduction applicable to all executive officers of the Company.

The Consulting Agreement Amendment No. 3 also includes a transaction award. If, during the Consultant Term, the Company signs a definitive agreement related to a significant merger and acquisition transaction (as determined in good faith by the Company in its sole discretion) which Mr. Matrai advises on, the Company shall grant him an award of restricted stock units (“RSUs”) covering a number of shares of common stock of the Company with a grant date fair market value of $250,000 (as determined under the Company’s 2021 Equity Incentive Plan). The RSUs shall vest in three (3) equal tranches on each of the first three (3) anniversaries of the grant date. Vesting shall not be conditioned on the Mr. Matrai’s continued service with the Company following the grant date of the RSUs, and any unvested portion of the RSUs shall continue to vest and be settled in accordance with its terms notwithstanding the expiration, non-renewal or termination of the Consulting Agreement or Mr. Matrai’s resignation or removal as a director, except in the event of a termination for Cause.

All other provisions of the Consulting Agreement, including customary confidentiality, non-competition, non-solicitation and intellectual property assignment provisions, remain in effect.

The Consulting Agreement Amendment No. 3 is listed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated into this Item 1.01 by reference. The foregoing summary of this agreement is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to Consultancy Agreement between T1 Energy Inc. and Peter Matrai, dated February 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Evan Calio
	Name:	Evan Calio
	Title:	Chief Financial Officer

Dated: February 18, 2026

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